UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018
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GALAXY NEXT GENERATION, INC.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-51918	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Galaxy Next Generation, Inc. 285 Big A Road Toccoa, GA 30577
(Address of principal executive offices)

Registrant's telephone number:  (706) 391-5030

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01- Other Events

On August 10, 2018 Galaxy Next Generation, Inc. (FLCRD) (formerly known as FullCircle Registry, Inc. (FLCR)) filed its definitive information statement indicating that it was taking the following four corporate actions:

1.

Approval of the Company’s Articles of Incorporation to change its name to Galaxy Next Generation, Inc.

2.

Approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares.

3.

Approval of a 350 to 1 (one) reverse stock split.

4.

Approval of an amendment to the Company’s Articles of Incorporation to indemnify officers and directors.

After the processing of the corporate actions, they were announced as effective on September 18, 2018.  Consequently, the Company’s name was changed to Galaxy Next Generation, Inc., the reverse stock split was implemented as well as the other two corporation actions.

Simultaneously with the reverse stock split, the Company’s Series C preferred shares were converted into common stock.  This combined with the corporation actions had the affect of changing the Company’s outstanding stock from approximately 378,196,323 shares to approximately 9,839,607 shares.

Item 9.01- Financial Statements and Exhibits

None.

SIGNATURES

FULL CIRCLE REGISTRY, INC.
Dated: August 19, 2018	By: /s/ Gary LeCroy
Name: Gary LeCroy
Title: Chief Executive Officer